                                                                   EXHIBIT 10.24


                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                 THIS IS AN EMPLOYMENT AGREEMENT (the "Agreement") dated as of May 5, 1995 (the "Execution Date") and effective March 29, 1995, among Zynaxis, Inc., a Pennsylvania corporation (the "Company") and Martyn D. Greenacre ("Employee").

                                   BACKGROUND

                 The Company and Employee are parties to the Employment Agrement dated as of April 2, 1993 (the "1993 Agreement"). The Company and Employee desire to enter into a new Employment Agreement upon the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                     TERMS

         1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

         1.1. EMPLOYMENT TERM. The term of Employee's employment under this Agreement (the "Employment Term") shall be for a period of two years commencing March 29, 1995 and ending on March 29, 1997, unless terminated prior thereto in accordance with Section 8 hereof or extended in accordance with the following sentence. This Agreement shall automatically extend for successive one-year terms, subject to the termination provisions of Section 8 hereof, unless written notice of nonextension is given by either party to the other at least sixty days prior to the end of the Employment Term. The parties hereto agree that this Agreement is entered into in lieu of an automatic extension of the 1993 Agreement, and that the 1993 Agreement is terminated effective as of March 29, 1995.

         1.2.    DUTIES AND RESPONSIBILITIES.

                 1.2.1 During the Employment Term, Employee shall serve as Chairman of the Board, President and Chief Executive Officer of the Company and shall perform all duties and accept all responsibilities incidental to such position or as may be assigned to him by the Company's board of directors, and he shall cooperate fully with the board of directors and other executive officers of the Company and its affiliates. During the Employment Term, Employee shall also be available to assist affiliates of the Company.

                 1.2.2 Employee represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company or the scope of assistance to which he may now or in the future provide to affiliates of the Company, including without limitation duties and responsibilities relating to the research, development, production, manufacture, sale, licensing, marketing or distribution of (i) cell linker molecules for the delivery to and retention at disease sites of therapeutic drugs and radiopharmaceuticals, or (ii) oral delivery of vaccines (collectively, the "Field").

                 1.2.3 Employee shall at all times comply with policies and procedures adopted by the Company for its employees, including without limitation any procedures and policies adopted by the Company regarding conflicts of interest.

         1.3. EXTENT OF SERVICE. During the Employment Term, Employee agrees to use his best efforts to carry out his duties and responsibilities under Section 1.2 hereof and to devote his full time, attention and energy thereto. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises, provided that Employee agrees not to become engaged in any other business activity which may interfere with his ability to discharge his duties and responsibilities to the Company. Employee further agrees not to work either on a part time or independent contracting basis for any other business or enterprise during the Employment Term, or to accept any directorships of companies other than his current position as a director of Cephalon, Inc., IBAH, Inc., Creative Biomolecules, Inc. and Genset S.A.

         1.4. BASE COMPENSATION. For all the services rendered by Employee hereunder, the Company shall pay Employee an annual salary at the rate of $214,000 (the "Base Compensation") for each full year of the Employment Term, plus such additional amounts, if any, as may be approved by the Company's board of directors or its Compensation and Stock Option Committee (the "Committee"), less withholding required by law or agreed to by Employee, payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly). The Company agrees that Employee's salary will be reviewed at least annually by the Company's board of directors or the Committee to determine if an increase is appropriate, which increase shall be in the sole discretion of the Company's board of directors or the Committee.





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         1.5.    BENEFITS.  During the Employment Term, Employee shall also be entitled to participate in such vacation pay and other fringe benefit plans, if any, as may be authorized from time to time by the board of directors or the Committee in its sole discretion for senior officers of the Company.

         1.6. INCENTIVE COMPENSATION. In addition to the compensation set forth in Section 1.4 hereof, Employee shall be entitled to participate in such incentive compensation or bonus plans, if any, as may be established from time to time in respect of each complete fiscal year during the Employment Term by the Company's board of directors or the Committee in its sole discretion, the terms and provisions of which shall also be in the sole discretion of the Company's board of directors or the Committee. Notwithstanding the foregoing, it is understood that for the first twelve months of the Employment Term, Employee will be entitled to receive a bonus of up to $50,000, based upon accomplishment during such period of milestones significant to the progress of the Company to be mutually agreed upon by Employee and the Company's board of directors or the Committee within 60 days after the Execution Date, and conditioned upon Employee being continuously employed by the Company during such period.

         1.7. STOCK OPTIONS. In consideration for Employee's execution of this Agreement, the Committee has granted to Employee, as of the Execution Date, subject to the execution and delivery of this Agreement, an option to purchase 370,000 shares of Common Stock of the Company. The option shall be exercisable at the rate of 20% of the option on the first anniversary date of the Execution Date, and an additional 20% of the option on each of the next four anniversary dates of the Execution Date, subject, however, to the vesting of an additional 20,000 shares in the event of a termination by the Company after the first anniversary date of the Execution Date pursuant to Section 8.4 hereof. The grant has been made pursuant to the Zynaxis, Inc. Amended and Restated 1989 Stock Option Plan and a stock option agreement in the form used generally by the Company, a copy of which is attached hereto as Exhibit A. The exercise price of the option is equal to the closing price of the Company's common stock the Execution Date, and the term of the stock option is seven years. The option shall be an incentive stock option to the extent provided in the stock option agreement.

         2. EXPENSES. The Company shall reimburse Employee on a timely basis for all ordinary and necessary out-of-pocket business expenses incurred in connection with the discharge of his duties and responsibilities hereunder during the Employment Term in accordance with the Company's expense approval procedures then in effect and upon presentation to the Company of an itemized account and written proof of such expenses.





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         3.      DEVELOPMENTS.  All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Employment Term or at any time thereafter during which he is employed by the Company, shall become and remain the sole and exclusive property of the Company. Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the board of directors of the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

         4. CONFIDENTIAL INFORMATION. Employee recognizes and acknowledges that by reason of his employment by and service to the Company (both during the Employment Term and after it), he will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties as an officer of the Company may require) without the prior written authorization of the Company's board of directors, unless such information is in the public domain through no fault of Employee or except as may be required by law.





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         5.      NON-COMPETITION.

                 5.1 During the period commencing on the first day of the Employment Term and ending two years after Employee last performs services for the Company or any of its affiliates (whether or not such services are rendered pursuant to this Agreement), Employee will not, unless acting pursuant hereto or with the prior written consent of the board of directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in within any state of the United States, the District of Columbia or any foreign jurisdiction (i) the business of inventing, producing, creating, manufacturing, selling, leasing, licensing, marketing or distributing any products used or useful in the Field, or (ii) any other business in which the Company or any of its affiliates are engaged at the time of termination of his employment if the Company has engaged in any such business within one year prior to the termination of this Agreement or is about to engage in any such business. It is recognized by Employee that the business of the Company and it affiliates is or will be international in scope, and that geographical limitations on this non-competition covenant (and the non-solicitation covenant set forth in Section 6 hereof) are therefore not appropriate.

                 5.2 The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages, advises or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

         6. NO SOLICITATION. Employee agrees that during the period commencing on the first day of the Employment Term and ending two years after Employee last performs services for the Company or any of its affiliates (whether or not such services are rendered pursuant to this Agreement), he will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within one year prior thereto had been, a customer of the Company or any of its affiliates with respect to the activities prohibited by Section 5 hereof or
(ii) solicit the employment of any person





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
who was employed by the Company or any of its affiliates on a full or part-time basis at the time of Employee's termination of employment, unless such person
(a) was involuntarily discharged by the Company or such affiliate, or (b) voluntarily terminated his relationship with the Company or such affiliate prior to Employee's termination of employment.

         7.      EQUITABLE RELIEF.

                 7.1 Employee acknowledges that the restrictions contained in Sections 3, 4, 5 and 6 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Employee represents that his experience and capabilities are such that the restrictions contained in Sections 5 and 6 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement. Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has, prior to execution of this Agreement, had an opportunity to review thoroughly this Agreement with his counsel.

                 7.2 Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, 5 or 6 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3, 4, 5 or 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

                 7.3 Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania or any other court of competent jurisdiction, provided that any suit, action or other legal proceeding brought against the Company shall be brought and adjudicated in the United States District Court for the Eastern District of Pennsylvania, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting





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
in Chester County, Pennsylvania (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleading, notices or other papers in any manner permitted by the notice provisions of Section 12 hereof.

                 7.4 Employee agrees that he will provide, and that the Company may similarly provide, a copy of Sections 3, 4, 5 and 6 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, control or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 5 and 6 of this Agreement after expiration of the time periods set forth therein.

         8. TERMINATION. This Agreement shall terminate prior to the expiration of the Employment Term upon the occurrence of any one of the following events:

         8.1.DISABILITY. In the event that during the Employment Term Employee is unable fully to perform his duties and responsibilities hereunder to the full extent required by the board of directors of the Company by reason of illness, injury or incapacity for 90 consecutive days, during which time he shall continue to be compensated as provided in Section 1.4 hereof (less any payments due Employee under disability benefit programs, including Social Security disability, worker's compensation and disability retirement benefits), this Agreement may be terminated by the Company, and the Company shall have no further liability or obligation to Employee for compensation hereunder; provided, however, that Employee will be entitled to receive (i) an amount equal to the installments of his Base Compensation for the remainder of the Employment Term up to a maximum of six months, (ii) the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated, and (iii) a pro rata portion of the incentive compensation, if any, referred to in Section 1.6 hereof in respect of the year during which Employee first became disabled. Employee agrees, in the event of any dispute under this Section 8.1, to submit to a physical examination by a licensed physician selected by the board of directors of the Company.

         8.2. DEATH. In the event that Employee dies during the Employment Term, the Company shall pay to his executors, legal




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
representatives or administrators an amount equal to the installments of his salary set forth in Section 1.4 hereof for three months following the date of his death, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him; provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Employee participated, and a pro rata portion of the incentive compensation, if any, referred to in Section 1.6 hereof in respect of the year during which Employee died.

         8.3. CAUSE. Nothing in this Agreement shall be construed to prevent its termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement or to comply fully with the lawful directives of the board of directors of the Company, dishonesty, misconduct, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds, disparagement of the Company and its affiliates (or their management or employees), or other proper cause determined in good faith by a majority of the independent directors of the Company. Without limitation of the generality of the foregoing, "cause" shall include the determination by a majority of the independent directors of the Company, in their sole discretion, that Employee has failed to meet such performance goals or expectations as may have been established from time to time by the independent directors and communicated to Employee in writing. The Company's liability, if any, for payments to Employee by virtue of any wrongful termination of Employee's employment pursuant to this Agreement shall be reduced by and to the extent of any earnings received by or accrued for the benefit of Employee during any unexpired part of the Employment Term. Such termination shall be effected by notice thereof delivered by the Company to Employee and shall be effective as of the date of such notice.

         8.4. TERMINATION AT COMPANY'S OPTION. Nothing in this Agreement shall be construed to prevent termination of the Employment Term by the Company at any time with the approval of a majority of the independent directors of the Company, with or without cause. In the event of termination pursuant to this
Section 8.4, the Company shall pay to Employee an amount equal to the installments of the Base Compensation referred to in Section 1.4 hereof for six months, and thereafter Company shall have no further liability or obligation to Employee for compensation hereunder. Such termination shall be effected by notice thereof delivered by the Company to Employee and shall be effective as of the date of such notice.





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
         9. SURVIVAL. Notwithstanding the termination of this Agreement by reason of Employee's disability under Section 8.1 or for cause under Section 8.3, Employee's obligations under Sections 3, 4, 5, and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions contained in Sections 7 and 10-16 hereof likewise shall continue in force.

         10. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

         11. LITIGATION EXPENSES. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

         12. NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

         If to the Company, to:

                 Zynaxis, Inc.
                 371 Phoenixville Pike
                 Malvern, PA  19355
                 Attention:  Corporate Secretary

         With a required copy to:

                 Morgan, Lewis & Bockius
                 2000 One Logan Square
                 Philadelphia, PA  19103-6993
                 Attention:  David R. King, Esquire

         If to Employee, to:

                 Martyn D. Greenacre
                 327 South Valley Road
                 Paoli, PA  19301

or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

         13.     CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT.





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
                 13.1 This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof, except that this Agreement shall not supersede and shall be in addition to any other agreements between Employee and the Company with respect to confidentiality or other intellectual property rights. This Agreement cannot be changed, modified, extended or terminated except upon written amendment approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Without limitation of the foregoing, Employee and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted. In addition, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Term, and Employee specifically acknowledges that he shall be an employee-at-will of the Company thereafter, and thus subject to discharge by the Company with or without cause and without compensation of any nature.

                 13.2 Employee acknowledges that from time to time, the Company or its affiliates may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company or its affiliates may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company of its affiliates (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

                 13.3 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

         14. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.





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
         15. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         16. MISCELLANEOUS. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                              ZYNAXIS, INC.



                              By:/s/ FRANCIS M. CONWAY
                                 -----------------------------
                                 Francis M. Conway
                                 Controller, Treasurer and Secretary


                              EMPLOYEE



                              /s/ MARTYN D. GREENACRE
                              --------------------------------
                              Martyn D. Greenacre





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
                      AMENDMENT OF EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 15 day of November, 1996, between ZYNAXIS, INC., a Pennsylvania corporation ("Zynaxis"), and MARTYN D. GREENACRE (the "Employee").

BACKGROUND

                 Zynaxis and the Employee are parties to an Employment Agreement dated May 5, 1995 (the "Employment Agreement"). CytRx Corporation, a Delaware corporation ("CytRx") and Zynaxis are in the process of negotiating an Agreement and Plan of Merger and Contribution ("Merger Agreement"), pursuant to which CytRx will lend money to Zynaxis and Zynaxis will become a wholly-owned subsidiary of Vaxcel, Inc., a wholly-owned subsidiary of CytRx. In order to ensure that Employee remains at Zynaxis pending the closing under the Merger Agreement, the parties hereto desire that the Employment Agreement be amended as provided herein. Terms are used herein as defined in the Employment Agreement unless otherwise defined herein.

                 NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and in the Employment Agreement, the parties hereto, each intending to be legally bound hereby, agree as follows:

TERMS

1. Employee shall continue to serve as the President and Chief Executive officer of Zynaxis until the first to occur of (i) the termination of this employment under the terms of the Employment Agreement or (ii) the date of final closing (the "Closing Date") under the Merger Agreement.

2. Since October 1, 1996, Employee has deferred, and shall continue to defer until the Closing Date, one-third of the Base Compensation under the Employment Agreement. The parties hereto acknowledge that Employee has deferred $9,273.39 the Base Compensation through the date hereof.

3. Zynaxis agrees, in the event of a closing of the Merger Agreement, to pay to Employee the following amounts, so long as Employee remains in the employ of Zynaxis until the Closing Date:

         (i) An amount equal to all the Base Compensation deferred by Employee through the Closing Date. This amount shall be paid to the Employee in a lump sum on the Closing Date.

         (ii) Severance of $29,960. This amount shall be paid to Employee in a lump sum on the Closing Date.

         (iii) Performance bonuses up to an aggregate amount of $55,000 will be paid to Employee on the Closing Date, payable in accordance with the following:

                    A. If Zynaxis operates within the budget limits set forth in the budget attached hereto, as such budget may be altered with the consent of CytRx to accommodate investments in Cauldron (the "Budget"), during the period from October 1996 to March 1997, a bonus of $10,000 will be paid to Employee.

                    B. If $1,200,191 of accounts payable and accrued expenses are satisfied at a discount of at least $114,282 by the Closing Date, a bonus of $7,000 will be paid to the Employee.

                    C. If sales of assets (including, without limitation, leasehold improvements, laboratory equipment and office furniture) to Adolor Corporation and other purchasers, as contemplated by Exhibit A to the Liquidation Agreement Schedules 1 and 2, yields at least $407,000 in gross proceeds, a bonus of $15,000 will be paid to Employee.

                    D. If a sublease for the 7,600 square feet at the east end of Zynaxis' current headquarters is executed with a rental rate not less than the current rates paid by Adolor Corporation under the sublease dated May 15, 1995 between Zynaxis and Adolor Corporation, for an initial term not to exceed twelve months, or such space is transferred to the purchaser of the Cauldron business by the Closing Date, a bonus of $8,000 will be paid to Employee.

                    E. If the Zyn-Linker therapeutic technology rights are sold to Phanos under the terms of the Option Agreement between Zynaxis and Phanos dated September 23, 1996 for at least $525,000, a bonus of $15,000 will be paid to Employee.

4. In the event the Merger Agreement is not executed on or before November 22, 1996, or negotiations between the parties are otherwise sooner terminated, this Amendment shall be null and void, and of no further force and effect, in which event Employee shall have no further obligation to defer any portion of his Base Compensation and Zynaxis shall pay to Employee, as promptly as possible, all unpaid deferred amounts.

5. Except as expressly modified hereby, the Employment Agreement is hereby ratified and confirmed and remains in full force and effect.





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
         IN WITNESS WHEREOF, the parties hereto have hereunto duly executed this Amendment as of the date first written above.

                   ZYNAXIS, INC.



                   By:      /s/ Stephen K. Reidy
                        ----------------------------------------
                            Chairman, Compensation Committee



                   By:      /s/ Martyn D. Greenacre
                        ----------------------------------------
                            President & Chief Executive Officer





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